UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 3, 2004

HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street, Suite 102
White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: ASSET PURCHASE AGREEMENT
EX-2.2: PURCHASE AND SALE AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 2.01 Completion of Acquisition or Disposition of Assets

     On December 3, 2004, Haights Cross Communications, Inc. (the “Company”), through its subsidiary Options Publishing, LLC, completed the acquisition of substantially all of the assets of Options Publishing, Inc., a publisher of K-8 reading, math and literature supplemental education materials and intervention programs (“Options”), for $50.0 million in cash (the “Acquisition”), of which $2.0 million was deposited in an escrow account to secure the indemnification obligations of Options and certain stockholders of Options (the “Stockholders”) for breaches of representations, warranties and covenants. The Acquisition was completed pursuant to the Asset Purchase Agreement, dated as of November 11, 2004 (the “Asset Purchase Agreement”), by and among the Company, Haights Cross Operating Company, a wholly owned subsidiary of the Company (“HCOC”), Options Publishing, LLC, a wholly owned subsidiary of HCOC, Options and the Stockholders, the signing of which was previously disclosed in the Company’s Current Report on Form 8-K filed on November 15, 2004. In addition, under the terms of the Asset Purchase Agreement, noncompetition agreements between the Stockholders and the Company became effective upon the closing of the Acquisition.

     Concurrently with the consummation of the Acquisition, the Company, through Options Publishing, LLC, acquired the building, land, equipment and fixtures leased and used by Options in the operation of its publishing business from an affiliated entity controlled by Options’ stockholders for a cash payment of approximately $1.8 million. This transaction was completed pursuant to the Purchase and Sale Agreement, dated November 11, 2004 (the “Purchase and Sale Agreement”), by and between Options Publishing, LLC and Merrimack M&R Realty LLC, a limited liability company controlled by the Stockholders, the signing of which was previously disclosed in the Company’s Current Report on Form 8-K filed on November 15, 2004.

     The Asset Purchase Agreement and the Purchase and Sale Agreement, including the respective purchase prices, were negotiated at arm’s length among the parties. None of the Company, HCOC, or Options Publishing, LLC, nor any director or officer of the Company, HCOC, or Options Publishing, LLC is affiliated with or has a material relationship with Options or any stockholder of Options.

     Copies of the Asset Purchase Agreement and the Purchase and Sale Agreement are attached to this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference. A copy of the press release announcing the consummation of the transactions is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(a)-(b)	Financial Statements of Business Acquired and Pro Forma Financial Information

     The Company will file, as an amendment to this report and within the time period set forth in Item 9.01, the financial information specified in Regulation S-X, as promulgated under the Securities and Exchange Act of 1934, as amended, together (as appropriate) with the signed accountants' reports as provided in Regulation S-X.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of November 11, 2004, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, Options Publishing, LLC (formerly OPI Acquisition Co., Inc.), Options Publishing, Inc. and certain stockholders of Options Publishing, Inc. named therein.

2.2	Purchase and Sale Agreement, dated as of November 11, 2004, by and between Options Publishing, Inc. and Merrimack M&R Realty LLC.

99.1	Press Release of Haights Cross Communications, Inc. issued December 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIGHTS CROSS COMMUNICATIONS, INC.
Date: December 6, 2004

By: /s/ Paul J. Crecca

Name: Paul J. Crecca
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of November 11, 2004, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, Options Publishing, LLC (formerly OPI Acquisition Co., Inc.), Options Publishing, Inc. and certain stockholders of Options Publishing, Inc. named therein.

2.2	Purchase and Sale Agreement, dated as of November 11, 2004, by and between Options Publishing, Inc. and Merrimack M&R Realty LLC.

99.1	Press Release of Haights Cross Communications, Inc. issued December 3, 2004.